Exhibit 2.8

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF
LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC.

By:	/s/ Yishai Cohen
Authorized Person

Name:	Yishai Cohen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:37 AM 05/19/2020
FILED 10:37 AM 05/19/2020
SR 20204136280 - File Number 7977235